Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Arabesque Systematic USA Fund and TOBAM Emerging Markets Fund dated February 1, 2018, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Arabesque Systematic USA Fund and TOBAM Emerging Markets Fund dated February 1, 2018, and to the incorporation by reference of our reports dated November 28, 2017 in Post-Effective Amendment No. 180 to the Registration Statement of FundVantage Trust (Form N-1A) (File No. 333-141120) on the financial statements and financial highlights of Arabesque Systematic USA Fund and TOBAM Emerging Markets Fund (two of the portfolios constituting FundVantage Trust) (the “Funds”), included in the Funds’ Annual Reports to shareholders for the year ended September 30, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 26, 2018